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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

GeoGraphix, Inc. (Colorado)
Landmark Graphics Europe/Africa, Inc. (Delaware)
Landmark Finance Corporation (Delaware)
Landmark Graphics International, Inc. (Texas)
Landmark American Latina, S.A. (Delaware)
Landmark Sales Corporation (FSC)(Barbados)
Landmark/TTA, Ltd. (Alberta)
LMK Land Company (Delaware)
CAEX Services, Inc. (Delaware)
Landmark/CAEX, Inc. (Delaware)
Stratamodel Limited (England)
Stratamodel (FSC)(Barbados)
MG Associates, Inc. (Holding Co. - Texas)
ETI Acquisition Corp. (Texas)
Tech Logic, Inc. (Washington)

            SUBSIDIARIES OF LANDMARK GRAPHICS EUROPE/AFRICA, INC.
            -----------------------------------------------------

Landmark Graphics (Nigeria) Ltd. (Nigeria)
Landmark EAME, Ltd. (England)

            SUBSIDIARIES OF LANDMARK GRAPHICS INTERNATIONAL, INC.
            -----------------------------------------------------

P.T. Landmark Concurrent Solusi Indonesia (Indonesia Joint Venture) Landmark Graphics (Malaysia) Sdn. Bhd. (Malaysia)

                SUBSIDIARIES OF LANDMARK AMERICA LATINA, S.A.
                ---------------------------------------------

Landmark Graphics Columbia S.A. (Columbia)
Landmark Graphics do Brasil Ltda. (Brazil)
Landmark Graphics Venezuala C.A. (Venezuela)
Landmark Graphics Argentina, S.A. (Argentina)
Landmark de Mexico, S.A. de C.V. (Mexico)
Landmark America Latina S.A. (Panama)

                     SUBSIDIARIES OF MGI ASSOCIATES, INC.
                     ------------------------------------

Munro Garrett International, Inc.

               SUBSIDIARIES OF MUNRO GARRET INTERNATIONAL, INC.
               ------------------------------------------------

Munro Garret (Asia Pacific) Pty. Ltd. (Australia)
Landmark Graphics Canada, Inc. (Alberta)

                SUBSIDIARIES OF LANDMARK GRAPHICS CANADA, INC.
                ----------------------------------------------

Munro Garrett International Limited (Scotland)
Munro Engineering Intl. Pte. Ltd. (Singapore)